Exhibit 10.2
THIS WARRANT AND THE UNDERLYING SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS UNLESS COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.
Dated: March 25, 2022    Certificate No. WB-__
BENSON HILL, INC.
STOCK PURCHASE WARRANT
THIS CERTIFIES THAT for value received, subject to the terms and conditions hereinafter set forth, __________________, a _____________________, or permitted assigns (the “Holder”), is entitled to purchase shares of the capital stock of Benson Hill, Inc., a Delaware corporation (the “Company”), as determined in accordance with this Warrant, upon presentation of this Warrant and payment of the Exercise Price (as defined below) for the shares of capital stock purchased at the principal office of the Company or at such other place as shall have been designated by the Company. This Warrant is issued in connection with that certain Subscription Agreement by and between the Company and the Holder, dated as of March 24, 2022 (the “Subscription Agreement”).
This Warrant is subject to the following provisions:
1.Definitions. Capitalized terms used herein and not otherwise defined in this Warrant shall have the meaning(s) ascribed to them in the Subscription Agreement, unless the context would otherwise require. Certain other terms used herein are defined as follows:
(a)“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Holder; provided that, with respect to a Holder that is a BlackRock Investor, “Affiliates” shall only mean each other BlackRock Investor.
(b)“Applicable Number” means ___________ (________)1 shares of Common Stock purchasable hereunder.
(c) “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.
(d)“Common Stock” means the Company’s common stock, par value $0.0001 per share.
(e)“Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.
(f)“Exercise Price” means $3.90.
(g)“NYSE” means the New York Stock Exchange.
(h)“Outstanding Shares” means all shares of the Company’s capital stock which have been issued and are outstanding, including diluted shares outstanding that are deemed convertible (including, but not limited to, warrants, options, preferred shares, bonds, and employee stock options).
(i)“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit
1 Insert number equal to one-third of the number of Shares purchased by the Holder pursuant to the Subscription Agreement, rounded down to the nearest whole share.

corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
(j)“Trading Day” means a day when the NYSE is open for trading in shares of the Common Stock.
(k)“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock if then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (ii) if the Common Stock is not then listed on a Trading Market, if prices for the Common Stock are then reported on the OTC Bulletin Board, the OTC Markets or in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent nationally recognized investment banking, accounting or valuation firm selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
2.Class, Number, and Exercise Price of Shares of Capital Stock.
(a)This Warrant may be exercised for the Applicable Number of shares of Common Stock (the “Warrant Shares”), subject to adjustment as provided herein.
(b)The purchase price for each Warrant Share purchased upon exercise of this Warrant shall be the Exercise Price, subject to adjustment as provided herein, payable in lawful money of the United States of America in full upon exercise of this Warrant.
3.Exercise of Warrant.
(a)This Warrant may be exercised, in whole or in part, by the surrender of this Warrant to the Company (with the Notice of Exercise form attached hereto as Exhibit A duly executed), at the principal office of the Company at 1001 North Warson Road, St. Louis, Missouri 63132 (or at such other location as Company may advise Holder in writing) at any time or from time to time during the Exercise Period, and upon payment in immediately available funds of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and the Warrant Shares purchasable hereunder are subject to further adjustment as provided in this Warrant. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
(b)The “Exercise Period” is that period beginning on the date hereof, and continuing up to and including 11:59.59 p.m., St. Louis Missouri time, on March 25, 2027 (the “Expiration Date”). The Company shall cause the Warrant Shares purchased hereunder to be issued by the Transfer Agent to the Holder by electronic book-entry, at the election of the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder for the applicable number of Warrant Shares to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the latest of (1) the delivery to the Company of the Notice of Exercise, (2) surrender of this Warrant (if required), (3) payment of the aggregate Exercise Price as set forth above and (4) two (2) Trading Days following a cashless exercise pursuant to Section 6, if applicable (such date in (1), (2), (3) or (4), the “Warrant Share Delivery Date”). The applicable Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the applicable exercise date or the date that is two (2) Trading Days following a cashless exercise pursuant to Section 6, as applicable.
(c)The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, the “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(c), in determining the number of Outstanding Shares of Common Stock, a Holder may rely on the number of Outstanding Shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the United States Securities and Exchange Commission (the “SEC”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Outstanding Shares of Common Stock. In any case, the number of Outstanding Shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of Outstanding Shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Outstanding Shares of the Common Stock immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(c), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of Outstanding Shares of the Common Stock immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 3(c) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.2
(d)In addition to any other rights available to the Holder, if the Company fails to issue or cause the issuance of the Warrant Shares in accordance with the provisions of Section 3(b) on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount, if any, by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.
2 Investor to advise the Company if alternative blocker thresholds are required.

4.Adjustment of Exercise Price and Number of Shares.
(a)The Exercise Price and Warrant Shares shall be subject to the following adjustments:
(i)If, at any time during the Exercise Period, the Company shall declare and pay on the Company’s Common Stock a dividend or other distribution payable in shares of Common Stock, the Warrant Shares shall be proportionately increased so that the Holder shall be entitled to receive (upon exercise of this Warrant) the number of shares of Common Stock which the Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if the Warrant had been exercised immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution, and the Exercise Price shall be proportionately decreased so that the aggregate Exercise Price payable upon exercise in full of this Warrant shall remain the same.
(ii)If, at any time during the Exercise Period, the Company shall subdivide the Outstanding Shares of the Company’s Common Stock into a greater number of shares, or combine the Outstanding Shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Company’s Common Stock, the Warrant Shares shall be proportionately adjusted so that the Holder shall be entitled to receive (upon exercise of this Warrant) the number of shares of Common Stock or such other shares which the Holder would have owned or been entitled to receive after the happening of any of the events described above if the Warrant had been exercised immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective, and the Exercise Price shall be proportionately adjusted so that the aggregate Exercise Price payable upon exercise in full of this Warrant shall remain the same.
(b)Whenever the Warrant Shares or the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall deliver to the Holder a written notice setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the new Warrant Shares and Exercise Price. All calculations under this Section 4 shall be made to the nearest one-one hundredth of a share.
(c)Notwithstanding anything to the contrary contained in this Warrant or the Subscription Agreement, if the issuance of the Shares and Warrants pursuant to the Subscription Agreement Company is not compliant with the listing rules of the NYSE, including Section 312 of the NYSE Listed Company Manual, then, to the extent that this Warrant is not exercisable in full, the Applicable Number of Warrant Shares shall be reduced as required to comply with such listing rules, and the Company shall compensate by payment in cash to the Holder of $0.125 for each Warrant Share by which the initial Applicable Number of Warrants Shares was reduced.
5.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
6.Cashless Exercise. [If at the time of any exercise of this Warrant (a) the Common Stock not listed on a Trading Market such that the Common Stock does not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, or (b) a registration statement with respect to the Warrant Shares is not effective after the Effectiveness Deadline (and not during a permitted suspension in connection with a Suspension Event), then the Holder may, at its option, exercise the Warrant on a “cashless basis,” in accordance with Section 3(a)(9) of the Securities Act or another exemption, for that number of shares of Common Stock equal to (i) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the Fair Market Value less the Exercise Price by (y) the Fair Market Value. For purposes of this Section 6, “Fair Market Value” shall mean the VWAP of the Common Stock as reported during the ten (10) Trading Day period ending on the Trading Day prior to the date that notice of exercise is received by the Warrant Agent from the holder of the Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of the Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a “cashless basis” in accordance with this Section 6 is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and, accordingly, shall not be required to bear a restrictive legend.] / [Notwithstanding anything to the contrary herein, this Warrant shall not be exercisable on a “net exercise” or “cashless basis”.]3
7.Company Redemption.
(a)In the event, for 20 Trading Days during any 30 consecutive Trading Days period, the VWAP for each of the 20 Trading Days exceeds $9.75 (subject to adjustment for forward and reverse stock splits and the like), the Company shall have the right to redeem this Warrant at a price of $0.10 per Warrant Share (the “Redemption Price”) upon written notice to the Holder as described below, provided there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrant, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined below).
(b)If the Company elects to redeem the Warrants pursuant to Section 7(a), the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (the “Redemption Period”) to the Holder at its last address as they shall appear on the registration books of the Company. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder received such notice.
(c)The Warrant may be exercised, for cash (or on a “cashless basis” in accordance with Section 6) at any time after notice of redemption shall have been given by the Company pursuant to Section 7(b) and prior to the Redemption Date. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.
8.Change of Control. Upon the occurrence of any Change of Control (as hereinafter defined), the Successor Entity (as hereinafter defined) shall succeed to, and be substituted for (so that from and after the occurrence or consummation of such Change of Control, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant. In the event of a Change of Control, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Change of Control, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Change of Control by a holder of the number of Warrant Shares for which this Warrant is exercisable immediately prior to such Change of Control (without regard to any limitation in Section 3(d) on the exercise of this Warrant). For purposes of this Section 8, (1) “Change of Control” shall mean that (i) the Company shall, directly or indirectly, in one or more related transactions: (a) sell, license, assign, convey or otherwise dispose of all or substantially all of the properties or assets of Company; (b) effect or consummate any reorganization, consolidation, merger or other transaction involving Company; (c) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the of the outstanding voting securities of the Company (not including any shares of voting securities held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding of the voting securities of the Company (not including any shares of voting securities of the Company the held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (e) reorganize, recapitalize or reclassify its Common Stock or (vi) allow any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; and (2) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company) formed by, resulting from or surviving any Change of Control or one or more Person or Persons (or, if so elected by the Holder, the Company) with which such Change of Control shall have been entered into.
9.Representations of the Company. The Company represents that (i) all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken; (ii) upon exercise of this Warrant, the Common Stock will be exempt from the registration requirements
3 Investor to advise the Company if it requires the cashless exercise provision removed.

of the Securities Act, and are exempt from the qualification requirements of any applicable state securities laws; and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemptions; (iii) the Company will use commercially reasonable efforts to maintain the listing of this Warrant and the Common Stock issuable upon exercise of this Warrant on the NYSE or other Trading Market; and (iv) upon exercise of this Warrant, if the Common Stock is then certificated, the Company will use commercially reasonable efforts to cause stock certificates representing the shares of Common Stock purchased pursuant to the exercise to be issued in the name of Holder, its nominees or assignees, as appropriate at the time of such exercise.
10.Shares of Common Stock in Reserve. The Company shall at all times to reserve a sufficient number of authorized but unissued shares of Common Stock for the purposes of this Warrant, and to take such action as may be necessary to ensure that all Warrant Shares issued upon exercise of this Warrant will be duly and validly authorized and issued and fully paid and nonassessable.
11.Rights of Stockholders. The Holder shall not be entitled, as a warrant holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as a warrant holder, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
12.Compliance with Securities Laws.
(a)By its acceptance of this Warrant, the Holder represents, warrants, and covenants unto the Company, and acknowledge as appropriate, that: the Holder is an “accredited investor,” as that term is defined pursuant to the securities law of the United Sates and regulations of the SEC; the Holder has sufficient business and financial knowledge and experience so as to be capable of evaluating the merits and risks of its investment in the Warrant Shares, and is able financially to bear the risks thereof; the Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management; this Warrant is acquired for the Holder’s own account for investment purposes; this Warrant and the Warrant Shares issuable upon exercise hereof, respectively, have not been registered under the Securities Act of 1933 and, accordingly, any transfer of this Warrant and such Warrant Shares will be subject to legal restrictions; and the Holder will not offer for sale or sell, assign or otherwise dispose of (except exercise) this Warrant or any Warrant Shares issued to it pursuant to exercise hereof, except in accordance with applicable securities laws.
(b)Notwithstanding anything to the contrary contained in this Warrant, if at any time specified herein for the issuance of Warrant Shares to the Holder, any law, or any regulation or requirement of the SEC or any other federal, state or local governmental authority having jurisdiction, shall require either the Company or the Holder to take any action in connection with the Warrant Shares then to be issued, other than (i) customary approvals required by applicable corporation laws, (ii) notice filings on SEC Form D and similar or related federal, state or local filings and (iii) the filing and maintenance of the Registration Statement pursuant to the terms of the Subscription Agreement (the actions described in clauses (i), (ii) and (iii) are collectively referred to as the “Required Actions”), to the extent such action is required to be taken prior to the issuance of such Warrant Shares the issuance of such Warrant Shares shall be deferred until such action shall have been taken. The Company shall be under no obligation to take such action, other than a Required Action, and the Company shall have no liability whatsoever as a result of the non-issuance of such Warrant Shares as a result of not taking such action, other than a Required Action, except to refund to the Holder any consideration tendered in respect of the Exercise Price.
(c)Unless and until the Warrant Shares have been registered in the Act, all stock certificates evidencing the Warrant Shares shall be restricted by a legend on each certificate in substantially the following form:
The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale, and may not be mortgaged, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.
13.Replacement Warrant for Lost Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto (and upon surrender and cancellation of this Warrant if mutilated), the Company will execute and deliver a new Warrant of like tenor, in lieu of this Warrant.
14.Issue Tax. The issuance of certificates for the Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant for any issue tax (other than applicable income taxes) in respect thereof.
15.Closing of Books. The Company shall not close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner that interferes with the timely exercise of this Warrant.
16.Warrant Agent. By notice to the holder of this Warrant, the Company may appoint a warrant agent as the Company’s agent for purposes of the administration of this Warrant and the exercise thereof (the “Warrant Agent”), and in such case the Holder shall abide by any such Warrant Agent’s instructions and procedures not inconsistent with the provisions of this Warrant.
17.Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Warrant Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.
18.Notices. Unless Any notice, request or other document required or permitted to be given or delivered to Holder or Company shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile or electronic mail, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the books of Company (in the case of the Holder) at the address indicated therefor in the opening paragraphs of this Warrant (in the case of the Company). Each party may change the address, facsimile number or email address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile or electronic mail, on the date of transmission.
19.Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware.
20.Assignability and Binding Effect. The Company and any Warrant Agent may deem and treat the registered Holder of this Warrant as the absolute owner of this Warrant, for the purpose of any exercise hereof, of any distribution to the holder of this Warrant, and for all other purposes. This Warrant may be assigned without the consent of the Company, and the Form of Transfer attached hereto as Exhibit B shall be used to effect such assignment. This Warrant shall be binding upon and inure to the benefit of the Company and the Holder, and their respective successors and assigns. Without limiting the foregoing, each Holder and each person to whom this Warrant is subsequently transferred represents and warrants to the Company and agrees (by acceptance of such transfer) that it will not transfer this Warrant unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction, (ii) pursuant to Rule 144 under the Securities Act (or any other rule under the Securities Act relating to the disposition of securities), (iii) the Company receives an opinion of counsel, reasonably satisfactory to the Company, that an exemption from such registration is available or (iv) the Company otherwise satisfies itself that such transaction is exempt from registration.
[The Next Page is the Signature Page]

IN WITNESS WHEREOF, the Company has executed this Warrant effective as of the date first above written.
COMPANY:
BENSON HILL, INC.
By:___________________________
Matthew B. Crisp
Chief Executive Officer
Signature Page to Stock Purchase Warrant

EXHIBIT A
NOTICE OF EXERCISE
To:    Benson Hill, Inc.
Attn.:    Chief Financial Officer
1001 N. Warson Road
St. Louis, Missouri 63132
1.The undersigned hereby irrevocably elects to purchase __________ shares of the Common Stock, $0.0001 par value, of Benson Hill, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant (the “Warrant”).
2.Select Applicable Provision
•This Notice of Exercise is the undersigned’s check made payable to “Benson Hill, Inc.” in the amount of $______, or the undersigned has transferred or caused to be transferred to the Company lawful money of the United States of America in such amount, representing payment in full for the Exercise Price of the shares being purchased, together with all applicable transfer taxes, if any.
•The undersigned elects to exercise the Warrant on a “net exercise” basis pursuant to Section 6 of the Warrant.
3.Please issue a certificate or certificates representing the number of shares for which the Warrant has been exercised in the name of the undersigned or in such other name as is specified below:
(Name)
(Address)

4.The undersigned hereby represents and warrants that the number of shares for which the Warrant has been exercised are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 12 of the Warrant (including Section 12(a) thereof) are true and correct as of the date hereof.
[Signature Page Follows]

Dated:

By:
Name:
Title:
Address:

Signature Page to Notice of Exercise

EXHIBIT B
FORM OF TRANSFER
(To be signed only upon transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers until __________________
__________ (United States taxpayer identification number ______________), with an address at _________________________, the right represented by the attached Warrant to purchase _____________________________________ shares of the Common stock, $0.0001 par value per share, of Benson Hill, Inc., a Delaware corporation (the "Company"), to which the attached Warrant relates, and appoints ___________________ attorney to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated:

By:
Name:
Title:

Address:
Signature Page to Form of Transfer